                                                                  EXHIBIT 10.84


                              (SBFC CAPITAL LOGO)


July 8, 2002


Mr. Thomas P. Tanis, Jr., CEO
SYNDICATED FOOD SERVICE INTERNATIONAL, INC.
11830 Windcreek Overlook
Alpharetta, GA 30005

RE:      SYNDICATED FOOD SERVICE INTERNATIONAL, INC. ("CLIENT")

Dear Mr. Tanis:

This letter constitutes an agreement between CLIENT and SBFC Capital, LLC
(SBFC), under which the undersigned, acting in the capacity of interim Controller of CLIENT, will assist you with matters arising from the preparation of CLIENT's financial statements for periods subsequent to September 30, 2001. The professional consulting services anticipated to be provided are as follows:

         -        Assisting in document storage and retrieval.

         - Preparing supporting schedules for amounts and balances reflected in the above referenced financial statements.

         - Preparing appropriate adjustments to any financial statements as necessary based on underlying supporting documentation and corroborating memoranda.

         - Assisting CLIENT and/or external auditing personnel with document review and understanding as they relate to the financial statements and supporting schedules.

         - Furnishing accounting written queries from CLIENT and/or auditing personnel as they relate to substantive testing of amounts and balances reflected in the financial statements; those queries or requests that are deemed beyond the scope of such testing will be referred to you or the individual you designate for review and formulation of a response. Where possible, the undersigned will draft an appropriate response for your review to assist as best as possible.

         - Acting as an officer of CLIENT in regards to the preparation and execution of documents, regulatory filings, tax returns, letters and other memoranda as necessary in the normal course of business. It is understood that SBFC may request a separate writing for CLIENT indicating that the undersigned is acting within the scope of duties assigned by the Management Board of Directors of CLIENT, and may act as an agent of CLIENT in matters customarily associated with those a Controller may dispose.


               940 LINCOLN ROAD #203 MIAMI BEACH, FLORIDA 33139
                   PHONE: (305) 604-0405 FAX: (305) 604-0420
                     Email: bln@sbfinancialconsulting.com

July 8, 2002
SYNDICATED FOOD SERVICE INTERNATIONAL, INC.
Page -2-


Any reports or schedules prepared during the course of this engagement are to be used only for internal purposes or in connection with an audit of the financial statements of CLIENT and may not be published or used in any other matter without the written consent of SBFC.

SBFC will submit bills to CLIENT during the course of or at the conclusion to the engagement, payable within 15 days, which will be based on a billing rate of thirty-three dollars ($33.00) per hour, plus out-of-pocket expenses. SBFC reserves the right to defer rendering further services until payment is received on past due invoices.

This agreement will become effective as soon as you sign and date the original copy of this letter and return the signed copy to SBFC. If the need for additional services arises, SBFC's agreement with CLIENT will need to be revised. It is customary for SBFC to describe these revisions in an addendum to this letter.


                                            Very truly yours,

                                            /s/ Barry Nogay

                                            Barry L. Nogay, Director
                                            SBFC Capital, LLC


Accepted by:   /s/ Thomas P. Tanis          Chief Executive Officer
             -----------------------        Syndicated Food Service
                                            International, Inc.
Date:         7/9/02
             -----------------------


               940 LINCOLN ROAD #203 MIAMI BEACH, FLORIDA 33139
                   PHONE: (305) 604-0405 FAX: (305) 604-0420
                     Email: bln@sbfinancialconsulting.com